Exhibit 10.25
10.25 Form of Labor Contract
Party A (Employer)
Name:
Legal representative:
Registered address:
Party B (Employee)
Name:
Gender:
ID card No.:
Current residence:
Registered Permanent Residence:
Post Code:
Connect Phone:
According to the provisions of the Labor Law and Labor Contract Law of the People’s Republic of China and as well as relevant laws and regulations, the Parties enter into this contract on the base of equality, voluntaries and consensus and accordingly comply with the following terms and conditions.
I. Contract Term (No.                     )

1. Both parties choose fixed term to ascertain the contract term.

The term shall commence on                      and ends on                     .

2. The contract term is not fixed.
II. Working Content and Working Place

1. According to the working requirements of Party A, Party A arranges Party B to work in (the working place)                      as (position)                     . The working site and position could be changed upon mutual consensus of both parties.

2. Party B should work according to the contract provisions and the requirement of Party A conscientiously, should finish the work task fully and timely, and should take care of the work instruments and tools.
III. Working Time
Party A and Party B choose type _____ as Party B’s working time:
a. Standard working time;
b. Comprehensive calculated working time;
c. Variable working time.
IV. Employ Payment
1. The wage of Party B is RMB  _____ Yuan/Month during probation period.
2. After the probation period, according to Party A’s system of employ payment, Party B would carry out type _____ as reward:
a. hour wage: Party B’s wage would be consisting of the following parts: _____. Party B’s payment shall be changed according to working site, working type, working position and working content.
b. piece wage: RMB _____ Yuan per piece.
c. others: _____
3. Party A would pay the wage of Party B monthly, the payoff day of wages is 10th per month. Party A could not freeze or withhold Party B’s wages unreasonably, and could not violate the state regulation about lowest employ payment.
V. Social Security Insurance & Welfare
Party A should pay the fees of the basic social security insurance for Party B, such as endowment insurance, unemployment insurance, medical insurance, employment injury insurance and maternity insurance according to the state & local laws and regulations on social security insurance. The part of insurance fee which should be paid by individuals could be withdrawn from Party B’s wages by Party A.

Party A:
the Company (company seal):
Legal Representative (or Authorized Representative):
Party B: the Employer (signature or seal):
Date:

Headlines of the articles omitted
•	Working Protection and Occupational Disease Protection
•	Dispute Settlement
•	Miscellaneous